UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 1, 2006
Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Effective December 1, 2006, Aetna Inc. (“Aetna”) amended its Code of Conduct (the “Code”). The Code is Aetna’s code of ethics that applies to Aetna’s Board of Directors and all of its employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. Aetna reviews the Code periodically and amends the Code as appropriate. The Code was last amended in January of 2003.
The December 1, 2006 amendments to the Code include: (a) simplification of the Code’s language to enhance clarity and readability; (b) incorporation of Aetna’s current policies and procedures; and (c) the addition of certain provisions to reflect legislative and regulatory changes.
A copy of the revised Code is filed as Exhibit 14.1 to this report, and the description of the amendments to the Code is qualified in its entirety by reference to such exhibit, which exhibit is incorporated in this Item 5.05 by reference. The revised Code is posted on Aetna’s website at http://www.aetna.com/governance/code.html. The contents of Aetna’s website are not incorporated by reference in this report or made a part hereof for any purpose.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
14.1	Code of Conduct, as amended on December 1, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.

Date: December 6, 2006	By:	/s/ Ronald M. Olejniczak

Name: Ronald M. Olejniczak
Title: Vice President and Controller

Exhibit
Number	Description
Exhibit 14.1	Code of Conduct, as amended on December 1, 2006